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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference in the September 30, 1998, Registration Statement on Form S-4 of Premier Bancshares, Inc. and subsidiaries of our report dated January 16, 1998, with respect to the supplemental consolidated financial statements of Premier Bancshares, Inc. and subsidiaries included in its current report on Form 8-K dated September 30, 1998, filed with the Securities and Exchange Commission.

                                        Bricker & Melton, P.A.

Duluth, Georgia
January 16, 1998